UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2019

USA Compression Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Congress Avenue Suite 450 Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 473-2662

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019, Energy Transfer Operating, L.P. (“ETO”), as sole member of USA Compression GP, LLC (the “General Partner”), the general partner of USA Compression Partners, LP (the “Partnership”), appointed Bradford D. Whitehurst to serve as a director on the Board of Directors of the General Partner (the “Board”) to fill the vacancy created by Mr. Michael Bradley’s resignation. There are no arrangements or understandings between Mr. Whitehurst and any other persons pursuant to which he will serve as a director. Mr. Whitehurst is the Executive Vice President and Head of Tax of Energy Transfer LP (“ET LP” and, together with ETO, “Energy Transfer”), which owns ETO. For the year ended December 31, 2018, subsidiaries of Energy Transfer generated revenues to the Partnership of approximately $17.1 million. Mr. Whitehurst will not receive any compensation from the Partnership for his service as a director on the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

	By:	USA Compression GP, LLC,
its general partner

Date: April 16, 2019	By:	/s/ Christopher W. Porter
	Name:	Christopher W. Porter
	Title:	Vice President, General Counsel and Secretary

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